EXHIBIT 99.1

RESIGNATION

Digital Locations, Inc.

3700 State Street, Suite 350

Santa Barbara, California 93105

December 1, 2021

Ladies and Gentlemen:

I, William E. Beifuss, Jr., hereby resign from my position as chief executive officer, of Digital Locations, Inc., a Nevada corporation (the “Company”), including all rights, authority and power conferred thereunder effective as of the date hereof (the “Effective Date”). I hereby relinquish all power and authority conferred on me by such office as of the Effective Date. This resignation shall be effective without the need for acceptance or any further action by the Company.

William E. Beifuss, Jr.